Exhibit 13.1

Certification by the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C.

Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Ascendis Pharma A/S (the “Company”) for the year ended December 31, 2014, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Jan Møller Mikkelsen, as Chief Executive Officer of the Company, and Thomas P. Soloway, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 26, 2015

By:	/s/ Jan Møller Mikkelsen
Name:	Jan Møller Mikkelsen
Title:	Chief Executive Officer

By:	/s/ Thomas P. Soloway
Name:	Thomas P. Soloway
Title:	Chief Financial Officer